INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated June 7, 2001 in the Registration Statement on Form SB-2/A of Dr. Owl Online, Inc. dated September 25, 2001.

We also consent to the references to us under the heading "Experts" in such Document.


September  25,  2001

/s/  Malone & Bailey, PLLC
--------------------------
Malone  &  Bailey,  PLLC
Houston,  Texas



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